UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 18, 2006
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221	36-1115800
(Commission File Number)	(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zipcode)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On July 18, 2006, Motorola, Inc. (“Motorola”) and Adrian Nemcek, a former officer of Motorola, entered into an agreement (referred to herein as the “Retirement Agreement”) with respect to his retirement from Motorola. Set forth below is a summary of the terms of the Retirement Agreement.
     Effective as of June 30, 2006, Mr. Nemcek retired as an employee and officer from Motorola and its subsidiaries and affiliates. Pursuant to the Retirement Agreement, Mr. Nemcek has agreed to release Motorola from any and all claims, other than those claims that cannot be waived by law, arising out of his employment with, or his retirement from, Motorola. In addition, the Retirement Agreement provides that Mr. Nemcek will not disclose Motorola’s Confidential Information, and that, for a period of two years, he will not recruit or hire employees of Motorola and its subsidiaries and affiliates or engage in certain competitive activities or solicit away customers. Should Mr. Nemcek breach the Retirement Agreement, Motorola will be entitled to claw back the gain on certain exercised options, to injunctive relief and/or to liquidated damages.
     In exchange for Mr. Nemcek’s release and the restrictive covenants set forth in the Retirement Agreement, Motorola will provide Mr. Nemcek a lump sum Retirement Allowance of $775,752.00 (less applicable taxes). Mr. Nemcek will also remain eligible to receive pro rata payments under the Motorola annual and long-term incentive plans (for performance periods including 2006), retirement benefits under the Motorola benefit and compensation plans, and certain outstanding equity grants, all per the terms of such plans. In addition, for a per diem fee of $2,500, Mr. Nemcek will remain available to provide Motorola with general advice to the extent requested by Motorola for one year following Mr. Nemcek’s retirement.
Item 8.01 Other Events
On July 24, 2006, Motorola issued a press release announcing that it entered into a $1.2 billion accelerated share repurchase agreement (the “Accelerated Repurchase Agreement”). This Accelerated Repurchase Agreement completes Motorola’s existing $4 billion share repurchase program announced on May 18, 2005.
Motorola also announced that its Board of Directors has authorized a new repurchase program to permit Motorola to purchase up to $4.5 billion of its outstanding common shares, representing approximately 9% of Motorola’s total market capitalization, over the next 36 months, subject to market conditions.
A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
          The following exhibits are filed as part of this Report:

Exhibit
Number	Description

99.1	Press Release by Motorola, Inc. dated July 24, 2006, announcing the $1.2 billion accelerated share repurchase, completion of the existing share repurchase program and the authorization of a new $4.5 billion share repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: July 24, 2006	By:	/s/ David W. Devonshire

David W. Devonshire
Executive Vice President, Chief Financial Officer